Exhibit 11



                 SHELDAHL, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             (in thousands, except per share data)



                                           For The Six Months Ended

                                            March 3,     February 25,
                                              1995           1994
                                      _____________________________

Primary Earnings Per Share

Weighted average number of issued
   shares outstanding                             6,626          4,838

Effect of exercise of stock options
   under the treasury stock method                  253            258
                                                 ______         ______
Weighted average shares outstanding used
   to compute primary earnings per share          6,879          5,096
                                                   ====           ====
Net income                                     $    654        $ 1,388
                                                   ====           ====
Net income per share                           $   0.10       $   0.27
                                                   ====           ====


Fully diluted earnings per share

Weighted average number of issued
   shares outstanding                             6,626          4,838

Effect of exercise of stock options
   under the treasury stock method                  274            292
                                                   ____           ____
Weighted average shares outstanding used
   to compute fully diluted earnings per share    6,900          5,130
                                                   ====           ====

Net income                                      $   654        $ 1,388
                                                   ====           ====
Net income per share                            $  0.10       $   0.27
                                                   ====           ====
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                 SHELDAHL, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             (in thousands, except per share data)



                                          For The Three Months Ended

                                            March 3,     February 25,
                                              1995           1994
                                      _____________________________

Primary Earnings Per Share

Weighted average number of issued
   shares outstanding                             6,650          4,838

Effect of exercise of stock options
   under the treasury stock method                  269            278
                                                 ______         ______
Weighted average shares outstanding used
   to compute primary earnings per share          6,919          5,116
                                                   ====           ====

Net income                                     $    135        $   672
                                                   ====           ====
Net income per share                           $   0.02       $   0.13
                                                   ====           ====


Fully diluted earnings per share

Weighted average number of issued
   shares outstanding                             6,650          4,838

Effect of exercise of stock options
   under the treasury stock method                  274            292
                                                 ______         ______
Weighted average shares outstanding used
   to compute fully diluted earnings per share    6,924          5,130
                                                   ====           ====
Net income                                      $   135        $   672
                                                   ====           ====

Net income per share                            $  0.02       $   0.13
                                                   ====           ====